Exhibit 10.2

Exhibit A

By Laws of
Apolo Tubulars S.A.

(in process of transformation)

Chapter I
Name, Head Office, Legal Jurisdiction, Corporate Purpose and Term

Article 1.                  The Company is designated Apolo Tubulars S.A.

Article 2.                  The Company shall have its head office and legal jurisdiction in the City of Lorena, State of São Paulo, and may upon decision of the Board of Directors, open, keep or close, branches, main branches, agencies, offices and warehouses in any part of Brazil or abroad.

Article 3.                  The Company’s corporate purpose is (a) to manufacture, process and finish steel pipes for the conduction of gas and liquid substances, to the production and exploitation of oil and gas, (b) to export, sell and distribute steel pipes and accessories and components thereof (c) to participate in or make investments in other companies in order to expand its steel pipes business and (d) to import and purchase steel pipes from outside of Brazil to sell in Brazil.

Article 4.                  The Company has an indefinite term of duration.

Chapter II
Capital Stock and Shares

Article 5.                  The Company’s stock capital is of R$[•], ([•] Reais), divided into [•] ([•]) common shares, nominative, with no par value.

Sole Paragraph:      The Company may issue preferred shares, with or without voting rights, in one or more classes of shares, even granting more rights than the ones granted to the existing shares, with redemption rights or not, up to fifty percent of the number of shares in which the stock capital is divided, being established the respective preferences and rights.

Article 6.                  Each common share entitles its holder to one (1) vote at the Company’s Shareholders’ Meetings.

Article 7.                  The Company may issue stock certificates or documents (cautelas) that represent the shares. The Company may also issue multiple certificates of stock.

Sole Paragraph:      The certificates representing the Company’s shares shall be signed by two (2) Officers or, in case of absence or impossibility, by two (2) attorneys-in-fact with specific powers to practice such action.

Article 8.                  The Company may keep all its shares in deposit, in the name of its owners, in the institution designated by it, without the issuance of certificates.

Article 9.                  The Company may issue debentures, convertible in shares, which shall give their holders a credit right against it, in the terms approved by the Board of Directors, pursuant to Article [•] of these Bylaws.

Chapter III
Shareholders’ Meetings

Article 10.                The conditions to hold a General Shareholders’ Meeting, including the manner of the call and holding of the meeting, the necessary number of shareholders in attendance, and the resolutions and preliminary acts, shall be as provided for in the Law and in these Bylaws.

Sole Paragraph:      All documents analyzed or discussed at the General Shareholders’ Meetings must be available to the shareholders at the Company’s head offices, on the date of publication of the first call notice for the shareholders’ meeting. In case of absence of the publication of the call notice, the shareholders shall be notified by registered letter regarding the availability of the documents to be reviewed and/or copied.

Article 11.                The resolutions at the Shareholders’ Meetings shall be approved by a majority vote of those shareholders attending the meeting, provided that the following matters shall require the supermajority vote of Shareholders representing ninety-five percent (95%) of the Company’s voting capital:

I – any amendments to the Company’s Bylaws;

II – any capital increase, except for (a) those required to effect the investments that are necessary to achieve the corporate purposes of the Company; and (b) the incorporation of reserves or provided by law;

III – stock split or reverse split of stocks, redemption or purchase of shares for cancellation or to be kept at treasury, issuance or transfer by the Company of any securities of the Company, either convertible or not into stocks, such as debentures, subscription bonds, beneficiary parts or call options or stock subscription, or the granting of any rights or privileges for the acquisition of stocks;

IV – merger, spin off, corporation conversion, consolidation, or the liquidation of the Company;

V – the authorization to the Officers to file for bankruptcy, judicial restructuring or to enter into extraordinary agreements with creditors;

VI – the amortization of any Company’s debit with any Shareholder, or any affiliate of a Shareholder, or any payment or distribution of Company’s assets to any Shareholder, or any affiliate of a Shareholder;

VII – the establishment of the global compensation of the members of the Board of Directors and of the Board of Officers, and their participation in the Company’s profits, being observed the global limits;

VIII – any material change in the Company’s business or the adoption of any action which may lead to or result in such material change; and

IX – any other matters provided for in Section 136 of Law Nr. 6.404/76 (“Corporation Law”).

Article 12.                The Company’s Shareholders’ Meetings shall be ordinarily held within the first four (4) months following the end of each fiscal year and, special meetings, whenever necessary.

Sole Paragraph:      The Special Shareholders’ Meetings may be called (i) by the Board of Directors, (ii) at the request of any Shareholder which owns at least twenty-five per cent (25%) of the voting shares, or (iii) in order to comply with any legal requirement.

Article 13.                The Company’s Ordinary and Special Shareholders’ Meetings shall be installed and presided by the Chairman of the Board of Directors, and in case of his absence, by any individual attending the Shareholders’ Meeting and appointed by the Shareholders, and the secretary shall be an attendant, Shareholder or not, appointed by the chairman of the Meeting.

Article 14.                At the Company’s Shareholder’s Meetings, only the owners of shares whose name is registered in the book of registration of nominative shares, at least 48 hours prior to the meeting, will be admitted.

Sole Paragraph:      Any shareholder can be represented in the Shareholder’s Meetings by an attorney in fact with powers granted for no longer than one year, who is a shareholder, a Company’s manager, or a lawyer, and this document must be deposited in the Company’s head office no later than 24 hours before the hour scheduled for the meeting.

Chapter IV
Management

Article 15.                The Company shall be managed by a Board of Directors and a Board of Officers, according to the law and these Bylaws.

Paragraph 1:           The members of the Board of Directors shall be appointed for a term of office of three (3) years, re-election being permitted.

Paragraph 2:            The members of the Board of Officers shall be appointed for a term of office of three (3) years, re-election being permitted.

Paragraph 3:           The managers shall be elected to their positions by means of signature of the investiture statement at the Book of Minutes of Meetings of the Board of Directors or Board of Officers, as the case may be, and shall remain in their respective offices until their successors are elected to their positions, except as otherwise provided for in the respective instrument of removal from office.

Article 16.                The General Shareholders’ Meetings shall establish global compensation of the Board of Directors and the Board of Officers, and their participation in the Company’s profits, provided, in this case, the global limits. The Board of Directors shall distribute the compensation established among its members and the members of the Board of Officers.

Section IV. A
Board of Directors

Article 17.                The Board of Directors, collectively, shall be elected at the Shareholders’ Meeting, and shall be comprised of six (6) members, all shareholders of the Company. The Chairman and the Vice-Chairman shall be appointed amongst the Directors elected at the General Shareholders’ Meeting.

Sole Paragraph:      The Chairman of the Board of Directors, when absent or unable to perform his/her duties, such duties shall be performed by the Vice-Chairman.

Article 18.                The Board of Directors shall hold regular meetings quarterly, on such dates previously established at the meetings of the Board of Directors, and special meetings whenever it is called by the Chief Executive Officer or by any Director.

Paragraph 1:           The meetings shall be called by means of  written notice sent to each member of the Board of Directors, at least eight (8) days in advance.  The written notice shall describe the subjects of the agenda and shall not be required if the Directors attending the meeting at the beginning of such meeting do not object to the transaction of any business because the meeting is not lawfully called or convened.

Paragraph 2:           Notwithstanding the formalities provided for in paragraph before, the Board of Directors’ Meetings shall be deemed duly called when all Directors, are in attendance.

Paragraph 3:           At all meetings of the Board of Directors, the presence of at least five (5) Directors shall constitute a quorum. The resolutions shall be approved by the majority vote of the Directors attending the meeting, except for the provisions of Paragraph 4 below.

Paragraph 4:           The following matters shall be approved only upon the affirmative vote of at least five (5) members of the Board of Directors:

(a)           the sale of all or substantially all of the assets of the Company or of any of its subsidiaries, in each case whether or not resulting in any distribution or payment of any cash or property to the debt holders or Shareholders of the Company;

(b)           authorization, declaration or payment of any dividends, including intermediary dividends, or any other distribution with respect to Common Shares;

(c)           authorization, issuance or creation of any debt or debt securities of the Company or of any of its subsidiaries;

(d)           formation of, acquisitions of, or investments in, businesses (or part thereof) or direct or indirect subsidiaries, by the Company or any of its subsidiaries (whether through assets, shares or other securities);

(e)           disposition of any business or investment (or part thereof) by the Company or any of its subsidiaries (whether through assets, shares or other securities, other than the disposal of assets constituting inventory in the ordinary course of business);

(f)            removal of the CEO or the CFO;

(g)           approval of the Annual Business Plan; provided, that if the Annual Business Plan is not approved, then the prior year’s Annual Business Plan will remain in effect (increased by 3%) until such time when a new Annual Business Plan is approved;

(h)           interim changes to the Company’s budget contained in the Annual Business Plan greater than two percent (2%) for any line item individually or four percent (4%) in the aggregate;

(i)            to the extent not contained in the Annual Business Plan:

(i)            any Contracts, or series of related contracts, written or oral, of the Company or any of its subsidiaries with a value over the life of such contract, or contracts, in excess of R$[•], except for the renewal of any contract made on market terms and contracts for the purchase and sale of Tubular Products in the ordinary course of business;

(ii)           any incurrence of indebtedness, other than third party accounts payable incurred in the ordinary course of business, not in excess of R$[•] in any one instance or R$[•] in the aggregate annually;

(iii)          any satisfaction or discharge of any indebtedness or any payment of any obligation of the Company or any of its subsidiaries in excess of R$[•], other than in the ordinary course of business or in accordance with the payment scheme contained in any documentation previously approved by the Board of Directors;

(iv)         any waiver of a right or indebtedness owed to the Company or its subsidiaries exceeding R$[•] individually or R$[•] in the aggregate annually;

(v)          changes to the compensation of, or the creation of any new compensation plans for, any Officer of the Company or any of its subsidiaries, or the hiring, firing or changes to the compensation or material duties of any Officer;

(vi)         adoption, amendment, modification or termination of any individual or group employee retirement plan or any other welfare benefit plan or policy if the annual costs of adopting, approving, modifying, amending or terminating such plan would exceed R$[•];

(vii)        any commitment relating to a loan to or guarantee of any obligation of any person in excess of R$[•], provided that no loan or guarantee which is not related to the business of the Company shall be authorized;

(viii)       the instigation or settlement of any claim, suit, action, case or proceeding involving (x) an amount in dispute in excess of R$[•] or (y) threats to the reputation of the Company, any of its subsidiaries, or any of its Directors or Shareholders;

(ix)          removal or changes in the Company’s, or any subsidiary’s Auditors;

(x)           any entry into any consulting agreement or similar arrangement in excess of R$[•] annually;

(xi)          annual capital expenditures in fixed assets by the Company and its subsidiaries in excess of R$[•] individually or R$[•] in the aggregate annually;

(xii)         any material change to the accounting policies of the Company and/or any of its subsidiaries; and

(xiii)        any transactions between the Company and its Shareholders or any of its Shareholders’ associate, controlled or controlling companies.

Paragraph 5:        The minutes of the meetings of the Board of Directors shall be transcribed in the proper book, signed by the attendants, and shall be registered in the book of Minutes of Meetings of the Board of Directors and registered with the Commercial Registry and published in case it contains resolutions which may affect third parties.

Article 19.            Besides the duties conferred to the Board of Directors by these Bylaws and the law, the Board of Directors is competent to:

I – set forth the general orientation of the Company’s business;

II – decide on opening or closing of main branches, branches, agencies, representative offices or any other similar establishment in Brazil and abroad;

III – elect and remove the Officers of the Company and establish their duties;

IV – oversee the management of the officers, and review, at any time, the books and documents of the Company, request information regarding contracts entered or to be entered into by the Company, and any other acts;

V – call Shareholders’ Meetings;

VI – discuss the management’s report and govern and manage the Board of Officer’s accounts;

VII – approve the disposal of fixed assets (bens do ativo permanente), waiver of the Company’s rights in the creation and perfection of security interest in regards to the Company’s real state, as well as the grant of guarantees on behalf of the Company

VIII – decide on the payment of interim dividends and submit the allocation of net profits of the fiscal year to approval at the Shareholders’ Meetings;

IX – discuss and oversee any matter to be submitted to the Shareholders’ Meetings;

X – establish the general employment guidelines of the Company and the criteria related to compensation, rights and benefits of employees, and establishing the respective expenses;

XI – authorize the granting of guaranty in favor of companies in which the Company has, directly or indirectly, any equity interest;

XII – submit amendments of these Bylaws for approval at Shareholders’ Meetings;

XIII – approve the acquisition of assets; and

XIV – decide on matters omitted in these Bylaws.

Article 20.             The Chairman of the Board of Directors, besides their duties as a Director, is competent to:

I – call the General Shareholders’ Meetings, when the Board of Directors decides to hold it;

II – call, convene and preside over the meetings of the Board of Directors, pursuant to the provisions of these Bylaws;

III – inform to the Board of Officers and to the General Shareholders’ Meeting, when applicable, the resolutions approved by the Board of Directors; and

IV – receive the notifications sent to the Board of Directors.

Article 21.            The Shareholder part of the shareholders’ agreement filed at the head offices of the Company may oppose before the Commercial Registry the request or filing of minutes of meetings of the Board of Directors that contain a resolution contrary to the provisions of the shareholders’ agreement.

SECTION IV. B
BOARD OF OFFICERS

Article 22.           The Board of Officers is the executive body and management of the Company. The Board of Officers is comprised of two (2) to six (6) Officers, one designated as Chief Executive Officer  (“CEO”) and an other as Chief Financial Officer (“CFO”).  The remaining officers without any specific designation, except as otherwise provided for in their respective election.  The officers shall have their duties established by the Board of Directors, in accordance with the provisions of these Bylaws.

Paragraph 1:       In case the office of the CEO is vacant, the Board of Directors shall be immediately called to elect a substitute. In case the office of any other Officer is vacant, the body will keep working with the other Officers, and the Board of Directors shall be immediately called to elect the new Officer, provided that the Board of Directors may decide to leave this office vacant, provided that the Company has, at least two Officers.

Paragraph 2:       The Officers, within their respective duties, have the power to manage the corporate business and any affairs related to the corporate purposes of the Company, subject to the restrictions provided for in these Bylaws, and related to transactions: (1) that may only be effected upon the prior resolution of the Board of Directors or the Board of Officers, (2) complying with the provisions of Article 24 of these Bylaws, and (3) the prohibition of granting of any guaranties by the Company’s Officers.

Article 23.             The Board of Officers shall meet whenever the corporate interests so require, if it is called by any Officer, upon the prior notice of five (5) days, being regularly convened, independent of such formality, the meeting attended by all the members of the Board of Officers.

Sole Paragraph:  The resolutions shall be taken by the majority vote of the Officers attending the meeting and the respective minutes shall be transcribed in the Book of Minutes of Meetings of the Board of Officers.

Article 24.            The Company shall be represented actively and passively by the Officers according to this Article.

Paragraph 1:        The Company may only undertake obligations by the joint signature of two Officers, acting jointly; or one Officer acting jointly with one attorney-in-fact, with specific powers to practice such acts; or two attorneys-in-fact with specific powers to practice the act, jointly.

Paragraph 2:        In the following cases, the Company may be represented by a sole Officer or a sole attorney-in-fact:

I – endorsement of titles for the purpose of collection or deposit, on behalf of the Company, before financial institutions,

II – represent the Company before the Court; and

III – ministerial acts before governmental bodies in the federal, state and local levels, public agencies and other governmental entities, including, but not limited to, the foreign trade desk of Banco do Brasil, financial institutions authorized to act in the currency exchange market, the first and fifth sections of the federal customs in Rio de Janeiro, the other sections of the federal customs in Brazil, the Central Bank of Brazil, Industrial Development Council (Conselho de Desenvolvimento Industrial — CDI), Customs Policy Council (Conselho de Política Aduaneira — CPA), Rio de Janeiro Port Operations Company (Companhia Docas do Rio de Janeiro), airline companies, maritime companies and any ports and airports in Brazil, the Non-Ferrous and Steelmaking Council (Conselho de Não-Ferrosos e

Siderurgia — CONSIDER), as well as all activities related with customs clearance regulated by Section 560 of Decree No. 91,030/85 (Customs Regulation).

Paragraph 3:    The powers-of-attorney shall expressly specify the powers granted and shall be executed by two Officers, and, except for the powers of attorney granted with ad judicia powers or to defend the Company’s interests in administrative procedures, they must have an specified term of validity no longer than one year.

Paragraph 4:    The Officers and attorneys-in-fact are prevented from practicing any acts not in accordance with the corporate purposes, as well as, without the prior and express consent of the Board of Directors, to give guarantees and incur in obligations in favor of third parties, having no effect to the Company the acts practiced in violation of this provision.

Article 25.         The Board of Officers, as a collective body, is competent to:

I – propose the annual budget of the Company;

II – propose the creation and extinction of branches, main branches, agencies, representative offices or any other similar establishment within Brazil or abroad;

III – comply with and enforce the policy and general orientation of the business of the Company as set forth by the Board of Directors;

IV – approve the employment guidelines of the Company, according to the general policy approved by the Board of Directors;

V – acquire, dispose and encumber the fixed assets (bens do ativo permanente), after the prior approval of the Board of Directors, establishing rules and delegating powers, complying with the provisions of Article 24 of these Bylaws;

VI – authorize the acquisition, disposal and transaction with real estate, except for securities, establishing and delegating powers, complying with the limitations provided hereof;

VII – authorize the execution of agreements, contracts and conventions which create liens, obligations or compromises for the Company, being allowed to establish rules and delegate power, complying with the limitations provided hereof; and

VIII – prepare, in every fiscal year, the Management Reports, the Financial Statements and the proposal regarding the destination of Company’s profits to be submitted to the Board of Directors and to the General Shareholders` Meeting.

Article 26.            Besides the attributions conferred by these Bylaws, the CEO is competent to:

I – perform the executive management of the Company, enforcing the resolutions and guidelines set forth by the General Shareholders’ Meetings and the Board of Directors;

II – have the general and active charge of the entire business and activities of the Company;

III – execute bonds, mortgages and others contracts, except when the signing and execution thereof be expressly delegated by the Board of Directors to some other Officer or agent of the Company;

IV – call and preside the meeting of the Board of Directors;

V – keep the Board of Directors informed about the activities of the Company;

VI – represent the Company before the courts, personally or by means of another Officer or attorney-in-fact appointed;

VII – represent the Company, personally or by means of other Director or attorney-in-fact, at the General Shareholder’s Meetings of any company in which the Company has an equity interest;

VIII – award license to the members of the Board of Officers and to appoint their substitutes;

IX – suggest, to the Board of Directors, the areas of practice of each Officer;

X – decide, in case of urgency, matters related to which the Board of Officers is competent to decide, “ad referendum” of the Board of Officers;

XI – supervise the preparation of the annual budget of the Company and to present the respective proposal to the Board of Directors;

XII – supervise the activities of the areas which are directly subordinated to them;

XIII – publish the annual report of the Company; and

XIV – exercise the powers and functions which are specifically designated by the Board of Directors.

Article 27.            The CFO shall have the following attributions:

I – to have charge and custody of, and be responsible for, all funds and securities of the Company;

II – to make available at all reasonable times the Company’s books of account and records to any member of the Board of Directors upon application during business hours at the office of the Company where such books and records shall be kept;

III – upon request by the Board of Directors, render a statement of the condition of the finances of the Company at any meeting of the Board of Directors or of the Shareholders;

IV – to establish and maintain an adequate internal control structure and procedures for financial reporting as though the Company was required to comply with the Sarbanes-Oxley Act of 2002, and regulations promulgated thereunder, as such act may be amended or superseded;

V – to evaluate, upon request by the Board of Directors, the efficiency of the  internal control structure and procedures for financial reporting;

VI – to receive, and give receipt for, moneys due and payable to the Company from any source whatsoever; and

VII – to perform all the duties incident to the office of CFO and such other duties as from time to time may be assigned to him or her by the CEO or the Board of Directors.

Article 28.             The Officers are competent and upon compliance with the provisions of these Bylaws, shall decide on any investment and/or expenses up to the amount of R$[•], if such investment or expense, (a) is in accordance with the Company’s corporate purposes, (b) is not subject to the prior approval by the Board of Directors or the General Shareholders’ Meeting.

CHAPTER V
FISCAL COMMITTEE

Article 29.             The Fiscal Committee shall be installed by resolution of the Shareholders, in accordance with the Corporation Law.

Paragraph 1:        The Fiscal Committee, when installed, shall be formed by three (3) members and the same number of alternates, elected at the General Shareholders’ Meeting.

Paragraph 2:              The compensation of the members of the Fiscal Committee shall be established at the General Shareholders’ Meeting when elected; Compensation may not be lowered to below the amount set forth in Paragraph 3, Section 162 of the Corporation Law.

Article 30.                  The Fiscal Committee has the authority to take the actions, provided for under the Law.

CHAPTER VI
FISCAL YEAR, FINANCIAL STATEMENT AND DISTRIBUTION OF PROFITS

Article 31.                  The fiscal year ends on December 31 of each year, and the financial statement will be prepared at fiscal year end.  The balance sheet will be prepared semi-annually on June 30 and December 31 of every year.

Article 32.                  Pursuant to the provisions of Paragraph 2º of Section 152 of the Corporation Law, the Board of Directors may propose profit sharing to the Officers and/or employees, which payment shall be expressly stressed in the proposal for the destination of profits pursuant to Section 192 of the Corporation Law.

Sole Paragraph:        If the shareholders approve the profit sharing plan, they will establish the respective amount and manner of distribution amongst the beneficiaries.

Article 33.                  Together with the financial statement of the fiscal year, the Board of Directors shall present at the Ordinary Shareholders’ Meeting the proposal regarding the destination of the remaining net profits of the fiscal year, after the following deductions or inclusions are considered in the following order:

I – five percent (5%) to the legal reserve, which will not exceed twenty per cent (20%) of the corporate capital;

II – amount destined to the formation of reserves for liability, and right off the reserves formed in the prior fiscal years;

III – twenty five percent (25%) for the payment of minimum mandatory dividend to the Shareholders; and

IV – the remaining, if it exists, will be destined to form the reserve to reinforce the working capital, which shall not exceed eighty percent (80%) of the corporate capital, except in case of contrary resolution by the shareholders.

Sole Paragraph:        Whenever the amount of the minimum mandatory dividend exceeds an accrued part of the net profit of the fiscal year, the Management may propose, and the shareholders may approve, and designate the excess to the reserve of profits to be accrued.

Article 34.                  The Shareholders have the right to receive the minimum mandatory dividend of twenty five percent (25%) of the do net profit of the fiscal year, adjusted in accordance with Article (33), pursuant to provisions of Section 202 of the Corporation Law.

Article 35.                  The amount paid or credited, as interest on shareholders’ equity, pursuant to   provisions of Section 9, Paragraph 7º, of Law nr 9.249, of December 26, 1995, and relevant statutes and regulations, may be considered for purposes of the mandatory dividend, and such amount shall compose the dividends to be distributed by the Company for any legal purposes.

Article 36.                  By resolution of the Board of Directors, it may be declared interim dividends from the profits verified in the semi-annual balance sheet or in balance sheets corresponding to shorter periods, or profits cumulated or reserves of profits existing in accordance with the last annual or semi-annual balance sheets, pursuant to the provisions of Section 204 of the Corporation Law.

Article 37.                  Except for any contrary resolution of the General Shareholders’ Meeting or the Board of Directors, the dividends and interest on shareholders’ equity so declared shall be paid within sixty (60) days after such declaration, but always within the fiscal year.

Article 38.                  The dividend pursuant to Article 37 will not be mandatory in the fiscal year in which the management informs the Ordinary Shareholders’ Meeting that this payment is incompatible with the financial status of the Company.

Sole Paragraph:        The profits that are not distributed in accordance with the caput of this Article shall be registered as special reserve and, if they are not absorbed by losses in subsequent fiscal years, shall be paid as dividend as soon as the financial status of the Company so allows.

CHAPTER VII
DISSOLUTION AND LIQUIDATION

Article 39.                  The Company shall be dissolved and liquidated under the circumstances provided for by law, and the shareholders shall determine the manner of the liquidation and the Board of Directors shall appoint a liquidator and establish his compensation.

Sole Paragraph:        During the liquidation, the Fiscal Committee will not work permanently, but will only be installed by request of the Shareholders, according to the law.

CHAPTER VIII
MISCELLANEOUS

Article 40.                  The Company shall observe the shareholders’ agreements filed in its head offices, considering that (i) they shall be referred to in the book of registration of nominative shares; and (ii) the chairman of the Meeting of the Board of Directors or the cordinator of the Shareholders’ Meeting, as the case may be, shall refuse to count a vote that is not in accordance with the provisions of the shareholders` agreement.

Article 41.                  In case of recess, the value of the reimbursement related to the shares of the dissenting Shareholders will be determined according to the Company’s economic value, pursuant to Section 45 of the Corporation Law.

Article 42.                  In case any disputes arise between Shareholders and the Company, or between the controlling shareholders and the minority shareholders, and they fail to reach a solution, the conflict shall be solved by means of arbitration, in São Paulo, Brazil, pursuant to the arbitration rules of the International Chamber of Commerce (“Câmara Internacional de Comérci — ICC”).

Sole Paragraph:        To enforce the arbitration award (laudo arbitral) and to solve the conflicts which were not submitted to arbitration, the parties elect the courts of the City of São Paulo, State of São Paulo, with the express waiver of any other courts, no matter how privileged they may be.

Article 43.                  The amounts expressed in Reais (R$) in these Bylaws shall be djusted annually, every [•], according to the [•] variation.